FOR IMMEDIATE RELEASE:

For Additional Information:
United Financial Mortgage Corp.
600 Enterprise Dr., Suite 206
Oak Brook, IL 60523
(630) 571-7222
(630) 571-2623 fax
Contact: Steve Khoshabe
         Chief Financial Officer
         www.ufmc.com
         sk@ufmc.com

Coffin Communications Group
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
(818) 789-1152 fax
Contact:  William F. Coffin, CEO
          Mark Daugherty, Account Principal
          mark.daugherty@coffincg.com

For Immediate Release

         United Financial Mortgage Corporation Reports Record Revenues and
               Increased Earnings For Fiscal 2000 First Quarter


Oak Brook, IL - September 16, 1999 - United Financial Mortgage Corp.(CHX:'UFM' or 'the Company') today announced results for the first quarter ended July 31, 1999. Revenues for the three months ended July 31, 1999 were $2.9 million, a 12.1% increase compared to $2.6 million for the first three months ended July 31, 1998. Net income for the quarter was $68,734, or $0.02 per diluted share, an increase of 538.5% compared to net income of $10,094, or $0.003 per diluted share for the quarter ended July 31, 1998.

The Company's first quarter earnings were enhanced in part by the increase in commission and fee revenue, which rose from $2.25 million for the three months ended July 31, 1998 to $2.43 million for the three months ended July 31, 1999. The increase of approximately 8% was primarily due to an increase in loan originations stemming from new product offerings.

Joseph Khoshabe, President and CEO of United Financial Mortgage stated, "Although interest rates were raised twice during the recent quarter, we continued to experience increased growth. We are pleased to see that the strategic decisions we made over the last several quarters have positioned our company favorably for a higher interest rate environment. We are continuing to build our network nationwide to better accommodate the markets we serve."

About United Financial Mortgage Corp.

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating both retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, IL and has regional offices in several other states. The Company's web site www.ufmc.com allows consumers to get information on the many different types of mortgage loans offered by the Company, calculated mortgage payments, and apply on-line for a mortgage.

This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.

                --FINANCIAL STATEMENTS TO FOLLOW--

                      United Financial Mortgage Corp.
                               Balance Sheet
                                (Unaudited)

                                  Three Months Ended       Three Months Ended
                                     July 31, 1998            July  31, 1999
       ASSETS
   Current Assets:
      Cash                        $      4,466,439            $     4,563,533
      Loans Held For Sale               20,027,262                 29,400,674
      Mortgage Loan Investments          1,389,909                  1,198,542
      Accounts Receivable                  130,242                    271,490
      Due From Employees                    18,868                     23,500
      Due from Officers                     67,516                      3,439
      Deferred Tax Asset                     4,169                          0
      U.S. Savings Bonds                     2,000                      2,000
      Notes Receivable                     216,000                    110,000
      Prepaid Expense                       77,408                    229,668
            Total Current Assets        26,399,813                 35,802,846

   Furniture, Fixtures & Equipment
     Cost                                  417,361                    694,218
     Accumulated Depreciation             (212,663)                  (308,775)
     Net Furn, Fix, & Equipment            204,968                    385,443

   Other Assets:
     Servicing Rights                       73,475                    295,695
     Escrow Deposits                         3,377                    196,061
     Security Deposits                      13,740                     17,769
     Deferred Advisor Fees                 195,000                     39,000
     Investment                              5,750                      5,850
     Goodwill Net                                0                    129,139
            Total Other Assets             291,342                    683,514

            Total Assets                26,895,853                 36,871,802



                      United Financial Mortgage Corp.
                               Balance Sheet
                                (Unaudited)

                                  Three Months Ended       Three Months Ended
                                     July 31, 1998            July  31, 1999

      LIABILITES AND STOCKHOLDERS EQUITY
   Current Liabilities:
      Accounts Payable             $       191,699            $       235,950
      Accrued Expenses                     174,920                    177,675
      Loans Payable                              0                    700,766
      Leases Payable-Short Term                  0                     17,015
      Deferred Income Taxes                      0                    270,599
      Taxes Payable                              0                     46,145
      Escrow Payable                         3,377                    177,972
      Notes Payable - Current           20,242,662                 28,560,371
            Total Current Liabilities   20,612,658                 30,186,494
      Leases Payable-Long Term              23,064                     22,943
            Total Liabilities           20,635,722                 30,209,437

   Stockholders' Equity
      Common Shares, 20,000,000
      Authorized, No Par Value, Shares
      Issued and Outstanding; 3,900,029
      at July 31, 1998 and 3,897,529 at
      July 31, 1999.                     6,536,403                  6,527,278

   Preferred Shares, 5,000,000
      authorized, No Par Value, 63 Series
      A Redeemable Shares Issued And
      Outstanding at July 31, 1998
      and July 31, 1999.                   315,000                    315,000

   Retained Earnings                      (591,272)                  (179,913)

             Total Stockholders Equity   6,260,131                  6,662,365

             Total Liabilities Plus
             Stockholders Equity        26,895,853                 36,871,802


                      United Financial Mortgage Corp.
                       Condensed Statement of Income
                                (Unaudited)

                                  Three Months Ended       Three Months Ended
                                     July 31, 1998            July  31, 1999
    Revenues:
      Commissions & Fees           $     2,249,771          $      2,430,230
      Interest Income                      369,532                   485,146
      Other Income & Expenses              (18,683)                        0
             Total Revenues              2,600,620                 2,915,376

    Expenses:
      Salaries & Commissions        $    1,546,801          $      1,559,345
      Selling & Administrative             642,364                   730,924
      Depreciation                          12,180                    35,839
      Interest Expense                     324,737                   472,764
      Cost Expense Litigation               62,944                         0
             Total Expenses              2,589,026                 2,798,872

    Income (loss) Before
         Income Taxes                       11,594                   116,505
    Income Tax Provision                     1,500                    47,767
    Net Income (loss) Applicable
         To Common Shareholders             10,094                    68,738

    Basic Net Income (loss)
         Per Common Share                   0.0028                    0.0176
    Diluted Net Income(loss)
         Per Common Share                   0.0026                    0.0166

    Shares used in comp of
         Basic Net Income Per Share      3,606,696                 3,897,529
    Shares used in comp of
         Diluted Net Income Per Share    3,848,696                 4,139,529





